PAR PACIFIC HOLDINGS, INC.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 3, 2022

Annual Meeting of Stockholders to be Held Virtually.

You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Notice, Proxy Statement and Annual Report are available at http://www.viewproxy.com/parpacific/2022.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for a copy. Please make your request for a copy as instructed below on or before April 27, 2022 to facilitate timely delivery.

Important information regarding the Internet availability of the Company's proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.

Voting Items

The 2022 Annual Meeting of Stockholders of Par Pacific Holdings, Inc. will be held virtually on May 3, 2022 at 8:30 a.m. CDT. You must pre-register for the meeting at http://www.viewproxy.com/parpacific/2022 for the following purposes:

1. ELECTION OF DIRECTORS

01 Robert Silberman	02 Melvyn Klein	03 Curtis Anastasio	04 Anthony R. Chase
05 Timothy Clossey	06 L. Melvin Cooper	07 Admiral (Ret.) Philip S. Davidson	08 Walter Dods
09 Katherine Hatcher	10 William Monteleone	11 William Pate	

2. Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

NOTE: Transact any other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL NOMINEES IN THE ELECTION OF DIRECTORS IN PROPOSAL 1, AND "FOR" PROPOSAL 2.

The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.

Proxy materials for this annual meeting and future meetings may be requested by one of the following methods:

INTERNET — To view your proxy materials online, go to http://www.viewproxy.com/parpacific/2022. Have the 11 digit control number available when you access the website and follow the instructions.

TELEPHONE — **877-777-2857 TOLL FREE**

E-MAIL — requests@viewproxy.com
* If requesting material by e-mail, please send a blank e-mail with the company name and your 11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting proxy materials.

You must use the 11 digit control number located in the box below.

CONTROL NO.

PAR PACIFIC HOLDINGS, INC.

The meeting will be held virtually.

PROXY MATERIALS AVAILABLE TO VIEW OR RECEIVE

The following proxy materials are available to you to review at:
http://www.viewproxy.com/parpacific/2022
Notice, Proxy Statement and Annual Report

ACCESSING YOUR PROXY MATERIALS ONLINE

Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically.

You must reference your control number to vote by Internet or request a hard copy.

You May Vote Your Proxy When You View The Materials On The Internet.
You Will Be Asked To Follow The Prompts To Vote Your Shares.

Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

REQUESTING A PAPER COPY OF THE PROXY MATERIALS

By telephone please call **1-877-777-2857** toll free
or
By logging onto http://www.viewproxy.com/parpacific/2022
or
By email at: requests@viewproxy.com

Please include the company name and your control number in the email subject line.